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                                                                     EXHIBIT 1.1

                           Pride International, Inc.

              Zero Coupon Convertible Senior Debentures Due 2021


                            Underwriting Agreement


                                                              New York, New York
                                                                 January 9, 2001


To the Representatives named
 in Schedule I hereto of the
 Underwriters named in
 Schedule II hereto

Ladies and Gentlemen:

     Pride International, Inc., a corporation organized under the laws of Louisiana (the "Company"), proposes to sell to the several underwriters named in
Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, the principal amount at maturity of its securities identified in Schedule I hereto (the "Underwritten Securities"), to be issued under an indenture (the "Original Indenture") dated as of May 1, 1997, as amended and supplemented to date and as further amended and supplemented by the Third Supplemental Indenture thereto to be dated as of the Closing Date (as defined herein) (the Original Indenture, as so amended and supplemented, the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). The Company also proposes to grant to the Underwriters an option to purchase up to the principal amount at maturity of such Securities set forth in
Schedule I hereto to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on
Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be,
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deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 16 hereof.

     1.   Representations and Warranties.  The Company represents and warrants
          ------------------------------
to, and agrees with, each Underwriter as set forth below in this Section 1.

          (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act and Rule 415 of the offering and sale of various debt and equity securities, including the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

          (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state

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     a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

          (c) The Indenture has been duly authorized and, upon its execution and delivery by the Company and assuming due execution and delivery by the Trustee, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws now or hereafter in effect relating to or affecting rights and remedies of creditors, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding therefor may be brought, and the Original Indenture has been duly qualified under the 1939 Act and conforms to the description thereof in the Registration Statement and the Final Prospectus.

          (d) The Securities have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to you against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws now or hereafter in effect relating to or affecting rights and remedies of creditors, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding therefor may be brought, and the Securities will conform to the description thereof in the Registration Statement and the Final Prospectus.

          (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Louisiana with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Final Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

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          (f)  Each "significant subsidiary" (as such term is defined in
     Regulation S-X under the Exchange Act) of the Company is listed on Exhibit 21 to the Annual Report on Form 10-K of the Company for the year ended December 31, 1999 or is described in the Registration Statement as having been acquired after December 31, 1999. Each of the Company's subsidiaries listed on Schedule III hereto (the "Subsidiaries") has been duly organized, is validly existing and is in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Final Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect.

          (g) All of the issued and outstanding shares of capital stock of each of the Subsidiaries has been duly authorized and validly issued and are owned directly or indirectly by the Company, subject to such minimum minority ownership interests in the non-U.S. Subsidiaries as may be required under applicable law or as otherwise disclosed in the Final Prospectus. All such shares are fully paid and nonassessable, and, except as disclosed in the Final Prospectus, are owned by the Company free and clear of any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien"). Except as disclosed in the Final Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interests in, any Subsidiary.

          (h) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance and, when delivered upon conversion of the Securities, will have been validly issued and fully paid and will be nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Final Prospectus.

          (i) Neither the Company nor any Subsidiary is in violation of or in default under (a) its certificate or articles of incorporation or bylaws, or other organizational documents, or (b) any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which it is a party or by which it is bound, or to which any of its property or assets is subject, which could reasonably be expected to have a Material Adverse Effect, singly or in the aggregate. No contract or other document of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

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          (j)  This Agreement has been duly and validly authorized, executed and delivered by the Company.

          (k) Neither the issuance and sale of the Securities, the issuance of Common Stock upon conversion of the Securities, the execution, delivery or performance of this Agreement and the Indenture by the Company, nor the consummation by the Company of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Securities and the Common Stock issuable upon conversion of the Securities under the Act, listing of such Common Stock on the New York Stock Exchange, qualification of the Indenture under the Trust Indenture Act, and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) except as would not have a Material Adverse Effect, conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any Lien upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

          (l) Except as disclosed in the Final Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body pending against the Company or any of its Subsidiaries that is required to be disclosed in the Registration Statement or the Final Prospectus, or which could reasonably be expected to have a Material Adverse Effect, or materially and adversely affect the performance of the Company's obligations pursuant to this Agreement and, to the best of the Company's knowledge, no such proceedings are contemplated or threatened. No action has been taken with respect to the Company or any Subsidiary, and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency and no injunction, restraining order or other order of any court of competent jurisdiction has been issued with respect to the Company or any Subsidiary that prevents the issuance of the Securities or the issuance of the Common Stock upon conversion of the Securities, suspends the effectiveness of the Registration Statement, prevents or suspends the use of any Preliminary Prospectus or the Final Prospectus or prevents or suspends the sale of the Securities or the Common Stock issuable upon conversion of the Securities in any of the jurisdictions that you may have specified pursuant to Section 5(e) hereof; no action, suit or proceeding before any court or arbitrator

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     or any governmental body, agency or official (domestic or foreign), is pending against or, to the knowledge of the Company, threatened against, the Company or any Subsidiary that, if adversely determined, could reasonably be expected to (a) interfere with or adversely affect the issuance of the Securities or the Common Stock issuable upon conversion of the Securities or (b) in any manner invalidate this Agreement; and every request of the Commission, or any securities authority or agency of any jurisdiction, for additional information to be included in the Registration Statement or the Final Prospectus or otherwise has been complied with in all material respects.

          (m) The accountants, PricewaterhouseCoopers LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

          (n) The consolidated financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto) are in all material respects accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

          (o) Except as disclosed in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business or results of operations of the Company and the Subsidiaries taken as a whole.

          (p) Except as otherwise set forth in the Final Prospectus or such as would not have a Material Adverse Effect, each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Final Prospectus as being owned by it, free and clear of all Liens, except Liens for taxes not yet due and payable and

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     Liens described in the Registration Statement or the Final Prospectus or in
     a document filed as an exhibit to the Registration Statement. All the property described in the Final Prospectus as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, except as would not have a Material Adverse Effect.

          (q) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, any Preliminary Final Prospectus, the Final Prospectus or other materials, if any, permitted by the Act.

          (r) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are, in all material respects, necessary to own its respective properties and to conduct its business in the manner described in the Final Prospectus, subject to such qualifications as may be set forth in the Final Prospectus; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Final Prospectus; and, except as described in the Final Prospectus, none of such permits contains any restriction that is materially burdensome to the Company and any of the Subsidiaries considered as a whole.

          (s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

          (t) Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) neither the Company nor any Subsidiary is in violation of any foreign, Federal, state or local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations; (ii) neither the Company nor any Subsidiary has received any communication (written or

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     oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to such violation in the future; (iii) there is no pending or, to the Company's knowledge, threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (x) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or any Subsidiary, now or in the past, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims"); and (iv) there are no past or present actions, activities, circumstances, conditions, events or incidents, that could form the basis of any Environmental Claim against the Company or any Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary has retained or assumed either contractually or by operation of law.

          (u) The Company and each of the Subsidiaries have filed all material tax returns required to be filed, other than those filings being contested in good faith, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

          (v) The Company and the Subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Final Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

          (w) Except as contemplated by Registration Rights Agreements between the Company and (i) Paul A. Brags, (ii) DWC Amethyst N.V. and (iii) First Reserve Fund VIII, L.P., no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

     2.   Purchase and Sale.
          -----------------

          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each

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     Underwriter agrees, severally and not jointly, to purchase from the
     Company, at the purchase price set forth in Schedule I hereto the principal amount at maturity of the Underwritten Securities set forth opposite such Underwriter's name in Schedule II hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriters to purchase up to the principal amount at maturity of the Option Securities set forth on Schedule I at the same purchase price per Security as the Underwriter shall pay for the Underwritten Securities plus an amount equal to accrued original issue discount thereon to the date of purchase. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the aggregate principal amount at maturity of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The aggregate principal amount at maturity of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total aggregate principal amount at maturity of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Securities.

     3.   Delivery and Payment.  Delivery of and payment for the Underwritten
          --------------------
Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in
Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

     If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the

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Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to
Section 6 hereof.

     4.   Offering by Underwriters. It is understood that the several
          ------------------------
Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

     5.   Agreements.  The Company agrees with the several Underwriters that:
          ----------

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will arrange, if necessary, for the qualification of the Securities and the shares of Common Stock issuable upon conversion of the Securities, for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (f) The Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities), or Common Stock or securities convertible into or exchangeable for Common Stock or publicly announce an intention to effect any such transaction until a Business Day set forth on Schedule I hereto, except for
     (i) Common Stock issued upon exercise of the Company's Zero Coupon Convertible Subordinated Debentures due 2018 or pursuant to any stock options or employee benefit plans or other rights or warrants outstanding at the Execution Time, (ii) Common Stock and warrants to purchase Common Stock in connection with the purchase of certain semi-submersible rigs as set forth in the Final Prospectus, (iii) Common Stock issued pursuant to the Company's Direct Stock Purchase Plan or the Company's Employee Stock Purchase Plan, (iv) Common Stock and awards issued pursuant to the Company's 1998 Long-Term Incentive Plan, and (v) up to $40.0 million in Common Stock in connection with certain acquisitions.

          (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (h) The Company has furnished to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current executive officers and directors.

     6.   Conditions to the Obligations of the Underwriters. The obligations of
          -------------------------------------------------
the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 p.m., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m., New York City time on such date or (ii) 9:30 a.m. on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m., New York City time, on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have requested and caused Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.C., counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Louisiana and has the corporate power and authority to own and lease its properties and to conduct its business as described in the Final Prospectus;

               (ii) the Company has the corporate power and authority to enter into and perform this Agreement and to issue, sell and deliver the Securities; this Agreement and the Indenture have been duly and validly authorized by all necessary corporate action by the Company and have been duly executed and delivered by the Company;

               (iii) the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and have been duly executed and delivered by the Company;

               (iv) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the "Description of Capital Stock" section of the registration statement and the final prospectus.

               (v) the shares of Common Stock issuable upon conversion of the Securities have been validly authorized and reserved for issuance and, when delivered upon conversion of the Securities, will have been validly issued and fully paid and nonassessable and will not be subject to preemptive or similar rights pursuant to Louisiana law or the Company's Articles of Incorporation or Bylaws;

               (v) neither the execution and delivery of the Indenture, the issue and sale of the Securities, the issuance by the Company of Common Stock upon conversion of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will (A) conflict with, result in a breach or violation of, or constitute a default under the terms of any Louisiana statute, rule or regulation to which the Company or any of its properties is subject or (B) violate any of the provisions of the Articles of Incorporation or By-Laws of the Company as in effect on the date of the opinion; and

               (vi) the Articles of Incorporation and Bylaws of the Company and the provisions of Louisiana law described in the Registration Statement and the Final Prospectus conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

          (c) The Company shall have furnished a long form certificate of good standing (or the equivalent of such certificate for the British Virgin Islands), dated as of a recent date, for each of Petrodrill Four Limited, Petrodrill Five Limited, Petrodrill Six Limited and Petrodrill Seven Limited.

          (d) The Company shall have requested and caused Higgs & Johnson, Bahamas counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) each of Martin Maritime Limited and Andre Maritime Ltd. (the "Bahamas Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the Bahamas and has the corporate power and authority to own and lease its properties and to conduct its business as described in the Final Prospectus;

               (ii) all the outstanding shares of capital stock of each Bahamas Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable and (A) 51% of the outstanding shares of capital stock of the Bahamas Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries and (B) except for liens and security interests relating to indebtedness described in the Final Prospectus, such shares are owned free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interest, claim, lien or encumbrance.

          (e) The Company shall have requested and caused Brons & Salas, Argentine counsel for the Company, respectively, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) Pride International, SRL (the "South American Subsidiary") has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own and lease its properties and to conduct is business as described in the Final Prospectus;

               (ii) the South American Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; and

               (iii) all the outstanding shares of capital stock of the South American Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the South American Subsidiary are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interest, claim, lien or encumbrance.

          (f) The Company shall have requested and caused Jean Paul Henderson, Associate General Counsel of Pride Forasol, S.A.S., to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) each of Pride Forasol, S.A.S. and Pride Foramer, S.A.S. (the "Forasol Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own and lease its properties and to conduct its business as described in the Final Prospectus;

               (ii) each of the Forasol Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; and

               (iii) all the outstanding shares of capital stock of each Forasol Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in such opinion or in the Final Prospectus, all outstanding shares of capital stock of the Forasol Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interest, claim, lien or encumbrance.

          (g) The Company shall have requested and caused Baker Botts L.L.P., counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) the Securities conform to the description thereof contained in the Final Prospectus;

               (ii) the Indenture has been duly qualified under the Trust Indenture Act, and the Indenture (assuming due authorization, execution and delivery thereof by the Company and the Trustee) is, and the Securities (assuming due authorization thereof) when issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Indenture and this Agreement will, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law) and to the discretion of the court before which any proceeding therefor may be brought;

               (iii) the Registration Statement has become effective under the Act; any required filing of any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened by the Commission, and the Registration Statement, at the Effective Time, and the Final

          Prospectus, as of its issue date and on the Closing Date (except in each case, the financial statements, the notes thereto and related schedules and other financial, numerical, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder;

               (iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or their respective property, of a character required to be disclosed in the Registration Statement which is not disclosed in the Final Prospectus, and there are no contracts or agreements to which the Company or any Subsidiary is a party or by which any of them may be bound that are required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto other than those described therein or filed or incorporated by reference as exhibits thereto;

               (v) the Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

               (vi) to the knowledge of such counsel, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained by the Company in connection with the sale by the Company of the Securities to the Underwriters, except as such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Final Prospectus and such other approvals (specified in such opinion) as have been obtained; and

               (vii) neither the execution and delivery by the Company of the Indenture, the issue and sale by the Company of the Securities, the issuance by the Company of Common Stock upon conversion of the Securities nor the performance of the Company's obligations pursuant to this Agreement and the Indenture will conflict with, result in a breach or violation of, or constitute a default under (A) the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound which is material to the Company and its subsidiaries considered as a whole and which (i) relates to indebtedness of the Company or (ii) is filed or incorporated by reference as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, or the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, (B) any statute, rule or regulation to which the Company or any Subsidiary is a party or by which any of them is bound, or to which any of the properties of the Company or any Subsidiary is subject, or (C) any order of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their properties of which such counsel has knowledge.

          (h) The Company shall have requested and caused Robert W. Randall, Vice President and General Counsel for the Company, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) each of the Subsidiaries that has been organized under the laws of a state of the United States (the "U.S. Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own and lease its properties and to conduct is business as described in the Final Prospectus;

               (ii) the Company and each of the U.S. Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

               (iii) all the outstanding shares of capital stock of each U.S. Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the U.S. Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interest, claim, lien or encumbrance;

               (iv) neither the issuance and sale by the Company of the Securities, the issuance by the Company of Common Stock upon conversion of the Securities nor the performance of the Company's obligations pursuant to this Agreement and the Indenture will violate any of the provisions of the charter or by-laws of the Company or any U.S. Subsidiary as in effect on the date of the opinion;

               (v) to the knowledge of such counsel, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or to which any of their respective property is subject of a character required to be disclosed in the Registration Statement which is not disclosed in the Prospectus;

               (vi) except as will not have a Material Adverse Effect, to the knowledge of such counsel, each of the Company and its Subsidiaries has such permits as are in all material respects necessary to own, lease and operate its properties and to conduct its business in the manner described in the Final Prospectus; to the knowledge of such counsel, each of the Company and its Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Final Prospectus;

               (vii) to the knowledge of such counsel, neither the execution and delivery of the Indenture by the Company, the issue and sale by the Company of the Securities, the issuance by the Company of Common Stock upon conversion of the Securities nor the performance of the Company's obligations pursuant to this Agreement and the Indenture will (A) conflict with, result in a breach or violation of, or constitute a default under the terms of any material indenture or other material agreement or instrument to which the Company or any U.S. Subsidiary is a party or bound, or constitute a default under, any statute, rule or regulation to which any non-U.S. Subsidiary is a party or by which any of them is bound, or to which any of the properties of any non-U.S. Subsidiary is subject, or any order of any court or governmental agency or body having jurisdiction over any non-U.S. Subsidiary or any of their properties, except as will not have a Material Adverse Effect, or (B) violate any of the provisions of the charter or bylaws of any non-U.S. Subsidiary as in effect on the date of the opinion; and

               (viii) to the knowledge of such counsel, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company as part of or under the registration statement.

          In addition, each of Baker Botts L.L.P. and Robert W. Randall shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, representatives of the Underwriters and counsel to the Underwriters at which the contents of the Registration Statement and the Final Prospectus were discussed and, although such counsel did not independently verify such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Final Prospectus, on the basis of the foregoing (relying as to factual matters upon the statements of officers and other representatives of the Company and State officials and as to materiality in part upon statements of officers and other representatives of the Company) no facts came to such counsel's attention that led such counsel to believe that the Registration Statement (other than the financial statements, the notes thereto and the auditor's reports thereon and the related schedules and the other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, and the exhibits thereto, as to which such counsel need not comment) as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Final Prospectus (other than the financial statements, the notes thereto and the auditor's reports thereon and the related schedules and the other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, and the exhibits thereto, as to which such counsel need not comment) as of its issue date or the Closing Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          The opinion of Baker Botts L.L.P. shall be limited to the laws of the United States and the laws of the State of New York and the State of Texas. The opinion of Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.C. shall be limited to the laws of the State of Louisiana. The opinion of Robert W. Randall shall be limited to the laws of the United States, the laws of the State of Texas, and the corporate law of the State of Delaware. The opinion of each foreign counsel shall be limited to the laws of the jurisdiction in which the foreign Subsidiary with respect to which such opinion is given is organized.

          (i) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (j) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened by the Commission; and

               (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (k) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the nine-month period ended September 30, 2000, and as at September 30, 2000, in accordance with Statement on Auditing Standards No. 71, and stating in effect, except as provided in Schedule I hereto, that:

               (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the nine-month period ended September 30, 2000 and as at September 30, 2000, as indicated in their report dated November 13, 2000 incorporated by reference in the Registration Statement and the Final Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1999, nothing came to their attention which caused them to believe that:

                     (1) any unaudited financial statements included or
               incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

                     (2) with respect to the period subsequent to September 30,
               2000, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the September 30, 2000 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from October 1, 2000 to such specified date there were any decreases, as compared with the corresponding period in the preceding quarter in revenues, earnings from operations or earnings before income taxes of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                     (3) the information included or incorporated by reference
               in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus and in
          Exhibit 12 to the Registration Statement, including information set forth under the captions "Summary," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Business" in the Final Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration

          Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

               (iv) on the basis of a reading of any unaudited pro forma financial information included or incorporated by reference in the Registration Statement and the Final Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

          References to the Final Prospectus in this paragraph (k) include any supplement thereto at the date of the letter.

          (l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (k) of this Section 6 (other than any change or decrease specified in such letter or letters specified at the Execution Time) or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          (m) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (n) The shares of Common Stock issuable upon conversion of the Securities shall have been approved for listing, subject to notice of issuance, on the New York Stock Exchange.

          (o) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts L.L.P., counsel for the Company at 910 Louisiana, Houston, TX, on the Closing Date.

     7.  Reimbursement of Underwriters' Expenses.  If the sale of the Securities
         ---------------------------------------
provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of one underwriters' counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     8.  Indemnification and Contribution.  (a)  The Company agrees to indemnify
         --------------------------------
and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein and (ii) with respect to any untrue statement or omission of a material fact made in any Preliminary Final Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter (or any of the directors, officers, employees, and agents of such Underwriter or any controlling person of such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage, or liability of such Underwriter occurs under the circumstances where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment (with the burden of proof resting with the Company) that (w) the Company had previously furnished copies of the Final Prospectus to the Underwriters, (x) delivery of the Final Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Final Prospectus was corrected in the Final Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Final Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity, and will reimburse the Company and such other persons for any legal or other expense reasonably incurred by the Company or such other persons in connection with investigating or defending any such action or claim as such expenses are incurred. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading "Underwriting" or "Plan of Distribution," (A) the list of Underwriters and their respective participation in the sale of the Securities, (B) the sentences related to concessions and reallowances and (C) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9.  Termination.  This Agreement shall be subject to termination in the
         -----------
absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

     10.  Representations and Indemnities to Survive.  The respective
          ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     11.  Notices.  All communications hereunder will be in writing and
          -------
effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Robert W.

Randall, General Counsel (fax no.: (713) 952-6916) and confirmed to it at 5847 San Felipe, Suite 3300, Houston, Texas, 77057, attention of the Legal Department.

     12.  Successors.  This Agreement will inure to the benefit of and be
          ----------
binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     13.  Applicable Law.  This Agreement will be governed by and construed in
          --------------
accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     14.  Counterparts.  This Agreement may be signed in one or more
          ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     15.  Headings.  The section headings used herein are for convenience only
          --------
and shall not affect the construction hereof.

     16.  Definitions.  The terms which follow, when used in this Agreement,
          -----------
shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

          "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 415," "Rule 424," "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a) hereof.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                    Very truly yours,

                                    PRIDE INTERNATIONAL, INC.


                                    By /s/ Earl W. McNiel
                                      --------------------------------
                                         Earl W. McNiel
                                         Vice President and
                                         Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date specified in Schedule I hereto.

SALOMON SMITH BARNEY INC.

BY: SALOMON SMITH BARNEY INC.


By /s/ Igor V. Zaitsev
  --------------------------------
  Igor V. Zaitsev
  Vice President

For themselves and the other several
Underwriters, if any, named in Schedule II to the foregoing Agreement.

                                  SCHEDULE I


Underwriting Agreement dated January 9, 2001

Registration Statement No.  333-40014

Representative(s):  Salomon Smith Barney Inc.

Title, Purchase Price and Description of Securities:

     Title:  Zero Coupon Convertible Senior Debentures due 2021

     Principal amount at maturity of Underwritten Securities:  $410,908,000

     Principal amount at maturity of Option Securities:  $20,546,000

     Purchase price: 59.01577%, plus accrued original issue discount, if any, from January 16, 2001 to the date of closing.

     Other provisions:  As provided in the Indenture.

Closing Date, Time and Location: January 16, 2001 at 10:00 a.m. at Baker Botts L.L.P., 910 Louisiana, Houston, Texas

Type of Offering:  Non-delayed

Date referred to in Section 5(f) after which the Company may offer or sell debt securities issued or guaranteed by the Company or any Common Stock or securities convertible into Common Stock without the consent of the Representative(s):
April 9, 2001

Modification of items to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 6(e) at the Execution Time: None

The Underwriter agrees that it will reimburse the Company $375,000 for certain of the Company's expenses in connection with the offering of the Securities.

                                  SCHEDULE II



                        Underwriters                               Principal Amount at Maturity
                                                                   of Securities to be Purchased
------------------------------------------------------------     ---------------------------------

Salomon Smith Barney Inc....................................                 $410,908,000

                                     SII-1

                                 SCHEDULE III



Pride Offshore, Inc. (Delaware)

Pride International, Ltd. (British Virgin Islands)
Pride International, SRL (Argentina)
Pride Drilling C.A. (Venezuela)
Pride International C.A. (Venezuela)
Pride Colombia S.A. (British Virgin Islands)
Forasub B.V. (Netherlands)
Pride Forasol S.A.S. (France)
Pride Foramer S.A.S. (France)
Forinter Ltd. (Jersey)
Dupont Maritime Ltd. (Liberia)
Durand Maritime Ltd. (Liberia)
Martin Maritime Limited (Bahamas)
Andre Maritime Ltd. (Bahamas)

                                    SIII-1

                                                                       EXHIBIT A
                            FORM OF LOCK-UP LETTER

                           Pride International, Inc.
              Zero Coupon Convertible Senior Debentures Due 2020

                                January 9, 2001

Salomon Smith Barney Inc.
As Representative of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Pride International, Inc., a Louisiana corporation (the "Company"), and you as representative of a group of Underwriters named therein, relating to the issuance and sale of Zero Coupon Convertible Debentures due 2021 (the "Debentures").

     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate controlled by the undersigned or any person in privity with the undersigned or any affiliate controlled by the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, other than shares of Common Stock disposed of as bona fide gifts. Notwithstanding the foregoing, the undersigned, collectively with the executive officers and directors of the Company (as of the date hereof), may offer, sell, contract to sell, pledge or otherwise dispose of an amount of Common Stock, received in connection with the exercise of stock options, which amount shall not exceed 500,000 shares in the aggregate.

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                             Yours very truly,



                                      A-1